Exhibit 10.23

AMENDED & RESTATED MANAGEMENT FEE AGREEMENT

AMENDED & RESTATED MANAGEMENT FEE AGREEMENT, dated as of December 20, 2013 (this “Agreement”), by and among EP ENERGY CORPORATION, a Delaware corporation (“EP Corp.”), EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.), a Delaware corporation (the “Company”), EPE ACQUISITION, LLC, a Delaware limited liability company (“Holdings”), APOLLO MANAGEMENT VII, L.P., a Delaware limited partnership (“Apollo Management”), APOLLO COMMODITIES MANAGEMENT, L.P., WITH RESPECT TO SERIES I, a Delaware limited partnership (“Apollo Commodities Management” and together with Apollo Management, “Apollo”), RIVERSTONE V EVEREST HOLDINGS, L.P.  a Delaware limited partnership (“Riverstone”), ACCESS INDUSTRIES, INC., a New York corporation (“Access Industries”) and KOREA NATIONAL OIL CORPORATION, a corporation duly organized and existing under the laws of Korea (“KNOC” and together Apollo, Riverstone and Access Industries, the “Service Providers” and each a “Service Provider”).

RECITALS

WHEREAS, the Service Providers previously entered into the Management Fee Agreement, dated as of May 24, 2012 (the “Original Agreement”), by and among the Company, Holdings, and the Service Providers;

WHEREAS, pursuant to Section 10 of the Original Agreement, the Company, EP Corp., Holdings, and the Services Providers wish to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, the Service Providers have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to Holdings, its direct and indirect divisions and subsidiaries, parent entities and controlled affiliates (collectively, the “Company Group”) and their businesses;

WHEREAS, each of EP Corp., Holdings, and the Company desires to avail itself of the Service Providers’ expertise and consequently has requested that the Service Providers make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Company Group and the review and analysis of certain financial and other transactions;

WHEREAS, the Company and Holdings became indirect wholly owned subsidiaries of EP Corp. pursuant to that certain Restructuring Agreement, dated as of August 30, 2013 (the “Restructuring Agreement”), by and among Holdings and the other signatories thereto;

WHEREAS, in connection with the transactions contemplated by the Restructuring Agreement, the Company entered into that certain Stockholders Agreement, dated as of August 30, 2013 (the “Stockholders Agreement”), by and among the Company and the stockholders of the Company listed on the signature pages thereto; and

WHEREAS, each of the Service Providers, Holdings, the Company, and EP Corp. agrees that it is in its best interest to enter into this Agreement whereby, for the consideration specified herein, the Service Providers have provided and shall provide the services identified herein as independent consultants to the Company Group.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Retention of the Service Providers.

Holdings and the Company retain the Service Providers, and each Service Provider hereby accepts such retention, upon the terms and conditions set forth in this Agreement.

Section 2.                                          Term.

(a)                                 This Agreement shall commence on, and shall be effective from, the date of the Original Agreement and, subject to the terms of Section 2(b) below, unless otherwise extended pursuant to the following sentence, shall terminate on the twelve-year anniversary of the date of the Original Agreement (the “Term”) or such earlier date as the Service Providers, Holdings and the Company may mutually agree in a written agreement signed by each of them.  Upon the twelve-year anniversary of the date of the Original Agreement, and at the end of each year thereafter (each of such twelve-year anniversary and the end of each year thereafter being a “Year End”), the Term shall be extended automatically for an additional year unless notice to the contrary is given by any party at least 30, but no more than 60, days prior to such Year End, as applicable.  The date on which the Term expires (as extended pursuant to the proceeding sentence) or on which the Service Providers, Holdings and the Company mutually agree to terminate the Agreement shall be deemed the “Termination Date.”  Notwithstanding the foregoing, the obligations of the Company Group pursuant to Sections 3, 4 and 5 and the provisions of Section 6 through Section 14 shall survive any the termination of this Agreement.

(b)                                 The Service Providers’ obligation to provide services hereunder and the Company’s obligations under Section 4 shall continue through the earliest of (i) the Termination Date, (ii) a Change of Control and (iii) an IPO (each as defined below).

Section 3.                                          Management Consulting Services.

(a)                                 The Service Providers shall advise the Company Group concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the members of the Company Group, in each case as Holdings or the Company shall reasonably and specifically request by way of written notice to the Service Providers, which notice shall specify the services required of the Service Providers and shall include all background materials and information necessary for the Service Providers to complete such services. If requested to provide such services, each Service Provider shall devote such time to any such written request as such Service Provider shall deem, in its sole discretion, necessary. Such consulting services, in each Service Provider’s sole discretion, shall be rendered in person or by telephone or other communication.  The Service Providers shall have no obligation to any member of the Company Group as to the manner and time of rendering its services hereunder, and no member of the Company Group shall have any right to dictate or direct the details of the services rendered hereunder.

(b)                                 Holdings and the Company shall promptly provide any materials or information that the Service Providers may reasonably request in connection with the provision of services by the Service Providers pursuant to the terms of this Agreement or to comply with Securities and Exchange Commission or other legal requirements (any such materials or information so furnished, the “Information”).  Each of Holdings and the Company recognizes and confirms that each Service Provider (i) shall use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume any responsibility or liability whatsoever for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

(c)                                  Each Service Provider shall perform all services to be provided hereunder as an independent contractor to the Company Group and not as an employee, agent, partner, joint venturer or representative of any member of the Company Group.  No Service Provider shall have any authority to act for or to bind any member of the Company Group while acting in its capacity as an advisor to the Company Group under this Agreement without Holdings’ or the Company’s prior written consent.  The Service Providers are not partners or joint venturers.

(d)                                 This Agreement shall in no way prohibit the Service Providers, their Affiliates, or any of their or their Affiliates’ current or former limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from engaging in other activities or performing services for its or their own account or for the account of others, including for any Person that may be in competition with any business of any member of the Company Group.

(e)                                  Any advice or opinions provided by any Service Provider may not be disclosed or referred to publicly or to any third party (other than Holdings’, the Company’s, or any of their affiliate’s legal, tax, financial or other advisors), except in accordance with such Service Provider’s prior written consent.

Section 4.                                          Compensation.

(a)                                 As consideration for the Service Providers’ agreement to render the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by the Service Providers, except as provided in Section 4(g), the Company agrees to pay, or cause to be paid, a nonrefundable annual fee (the “Annual Fee”) equal to $25,000,000 to be allocated as follows: (i) a portion of the Annual Fee shall be allocated among each of (A) Riverstone, (B) KNOC and (C) Access Industries in accordance with a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the commitment funded by such Service Provider and/or its Affiliate in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase and Sale Agreement (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), dated as of February 24, 2012, by and among EPE Acquisition, LLC, a limited liability company organized under the laws of the State of Delaware, EP Energy Corporation, a corporation organized under the Laws of the State of Delaware, EP Energy Holding Company, a corporation organized under the laws of the State of Delaware, and El Paso Brazil, L.L.C., a limited liability company organized under the laws of the State of Delaware, and the denominator of which is the aggregate amount of the commitments funded by investors in Holdings (or any successor thereto) in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase Agreement and (ii) the remaining portion of the Annual Fee shall be allocated to Apollo.  Such Annual Fee shall be payable in full for each calendar year during the Term on the first business day of such calendar year; provided, that the Annual Fee for the 2012 calendar year shall be prorated to cover only the time period commencing on the Completion Date and ending on December 31, 2012 and shall be payable in full and in advance on the Completion Date; provided; further, that commencing with the calendar year 2014, in lieu of payment of an Annual Fee, the Company shall pay, or cause to be paid, a nonrefundable quarterly fee equal to $6,250,000 on the first business day of each calendar quarter (the “Quarterly Fee” and either of the Annual Fee or the Quarterly Fee, the “Management Fee”), which Quarterly Fee shall be paid in the same manner and apportionment among the Service Providers as the

Annual Fee set forth above in this Section 4(a).  The Management Fee will be payable to each Service Provider at the same time by wire transfer in same-day funds to the bank account designated by such Service Provider.

(b)                                 The parties acknowledge and agree that an objective of the Company Group is to maximize value for its equity holders which may include consummating (or participating in the consummation of) (i) a transaction (including any merger, consolidation, recapitalization or sale of assets or equity interests) the result of which is that any Person other than the Service Providers or an Affiliate of the Service Providers becomes the beneficial owner, directly or indirectly, of more than 50% of the equity and voting securities, or all or substantially all of the assets, of the Company Group (each such event, a “Change of Control”), or (ii) one or more public offerings of any class of equity securities of Holdings, the Company or any other member of the Company Group (including EP Corp.) (each such event, an “IPO”). The services provided to the Company Group by the Service Providers pursuant to this Agreement will help to facilitate the consummation of a Change of Control or IPO, should any member of the Company Group decide to pursue such a transaction.  If the Company or any other member of the Company Group shall determine that it is advisable for any such entity to hire a financial advisor, consultant, investment banker or any similar agent in connection with a Change of Control, or in connection with an IPO (any of the foregoing, an “Additional Transaction”), the Company shall notify the Service Providers of such determination in writing.  Promptly thereafter, upon the request of the Service Providers, the parties shall negotiate in good faith to agree upon appropriate additional services and indemnification for the relevant member of the Company Group to hire one or more of the Service Providers or their Affiliates for such services.  No member of the Company Group may hire any Person, other than one or more of the Service Providers or their Affiliates, for any such services, unless all of the following conditions have been satisfied: (i) the parties are unable to agree after 30 days following receipt by the Service Providers of such written notice, (ii) such other Person has a reputation that is at least equal to the reputation of the Service Providers in respect of such services, (iii) 10 business days shall have elapsed after the Company provides a written notice to the Service Providers of its intention to hire such other Person, which notice shall identify such other Person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided, (iv) the compensation to be paid is not more than one or more of the Service Providers are willing to accept in the negotiations described above, and (v) the indemnification to be provided is not more favorable to such other Person than the indemnification that the Service Providers were willing to accept in the negotiations described above.  In the absence of an express agreement to the contrary, at the closing of any Additional Transaction, the Company or another member of the Company Group shall pay to the Service Providers a fee equal to the lesser of (i) (one percent) 1.0% of the aggregate enterprise value paid or provided by the Company Group (including the aggregate value of (a) equity securities, warrants, rights and options acquired or retained, (b) indebtedness acquired, assumed or refinanced and (c) any other consideration or compensation paid in connection with such Additional Transaction) and (ii) $100,000,000.00 (the “Additional Transaction Fee”), to be allocated as follows: (A) a portion of such fee shall be allocated among each of (1) Riverstone, (2) KNOC, and (3) Access Industries in accordance with a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the commitment funded by such Service Provider and/or its Affiliate in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase Agreement, and the denominator of which is the aggregate amount of the commitments funded by all investors in Holdings (or any successor thereto) in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase Agreement and (B) the remaining portion of such additional transaction fee shall be allocated to Apollo.

(c)                                  Upon presentation by a Service Provider to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse such Service Provider for all reasonable out-of-pocket expenses, including legal fees and expenses, and other disbursements incurred by such Service Provider, its Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives in the performance of such Service Provider’s obligations hereunder, including, for the avoidance of doubt, in connection with any Additional Transaction.

(d)                                 Nothing in this Agreement shall have the effect of prohibiting the Service Providers, their Affiliates or any of their or their Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from receiving any other fees from Holdings, the Company or any other member of the Company Group.

(e)                                  Reference is made to (i) the Credit Agreement, to be entered into simultaneously with the consummation of the transactions contemplated by the Purchase Agreement (as amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), dated as of May 24, 2012 and entered into by and among EPE Holdings LLC, EP Energy, LLC (f/k/a Everest Acquisition LLC), the lenders party thereto from time to time and JPMorgan Chase, N.A., as administrative agent and collateral agent, (ii) the Term Loan Agreement, dated as of April 24, 2012, among EP Energy LLC (f/k/a Everest Acquisition LLC), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Term Loan Agreement”), (iii) the Indenture (the “Secured Notes Indenture”), dated as of April 24, 2012, among EP Energy LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc. (together with EP Energy LLC (f/k/a Everest Acquisition LLC), the “Issuers”), the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee (the “Trustee”), relating to the Issuers’ 6.875% Senior Secured Notes due 2019 (the “Secured Notes”) and (iv) the Indenture (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), dated as of April 24, 2012, among the Issuers, the subsidiary guarantors party thereto from time to time and the Trustee, relating to the Issuers’ 9.375% Senior Notes due 2020 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) (the Notes, the Indentures and such related documents collectively being the “Debt Instruments”).  Any portion of the fees payable to the Service Providers under this Agreement (including the Management Fee or the Additional Transaction Fee) which the Company is prohibited from paying to the Service Providers under the Credit Agreement, the Term Loan Agreement or the Debt Instruments shall be deferred, shall accrue and bear interest at a rate of (five percent) 5.0% per annum and shall be payable at the earliest time permitted under the Credit Agreement, the Term Loan Agreement and the Debt Instruments or upon the payment in full of all obligations under the Credit Agreement, the Term Loan Agreement and the Debt Instruments. The Company shall notify the Service Providers if the Company shall be unable to pay any fees pursuant to the Credit Agreement, the Term Loan Agreement or the Debt Instruments on each date on which the Company would otherwise make a payment of fees under this Agreement to the Service Providers.  Any portion of any fees not paid on the scheduled due date shall bear interest at an annual rate equal to the Discount Rate, compounded quarterly, from the date due until paid.

(f)                                   All amounts payable to the Service Providers hereunder shall be paid to each Service Provider in US dollars by wire transfer in same-day funds to the bank account designated by such Service Provider.

(g)                                  Notwithstanding anything to the contrary in this Agreement, no Service Provider shall be entitled to receive any portion of the Management Fee or any Additional Transaction Fee in the event that, at the time that such Management Fee or Additional Transaction Fee becomes payable, none of such Service Provider, its Affiliates or their respective permitted transferees are entitled to appoint a director to the board of directors of EP Corp. pursuant to the terms of the Stockholders Agreement (such Service Provider, an “Ineligible Service Provider” and the portion of such Management Fee or Additional Transaction Fee, as applicable, so forfeited, the “Forfeited Fee”), in which case the Forfeited Fee shall be allocated to each other Service Provider who is either entitled to, or whose Affiliates or the respective permitted transferees thereof are entitled to appoint a director to the board of directors of EP Corp. pursuant to the terms of the Stockholders Agreement (such Service Provider, an “Eligible Service Provider”) in accordance with a fraction, expressed as a percentage, the numerator of which is the portion of the Management Fee or Additional Transaction Fee, as applicable, that such Eligible Service Provider would have received if the Ineligible Service Provider had remained eligible to receive its portion of the Management Fee or Additional Transaction Fee, as applicable, and the denominator of which is the aggregate amount of the portions of the Management Fee or Additional Transaction Fee, as applicable, that the Eligible Service Providers would have received if the Ineligible Service Provider had remained eligible to receive its portion of the Management Fee or Additional Transaction Fee, as applicable.

Section 5.                                          Indemnification; Limitation on Damages

(a)                                 Each of the Company and EP Corp. shall, jointly and severally, indemnify and hold harmless each Service Provider, its respective Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors (each such Person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification and, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of such Service Provider pursuant to, and the performance by such Service Provider of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by any member of the Company Group.  Each of the Company and EP Corp. shall, jointly and severally, reimburse any Indemnified Party for all costs, fees and expenses (including attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  Neither the Company nor EP Corp. shall be liable under the foregoing indemnification provisions with respect to any Liability of an Indemnified Party to the extent that such is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of such Indemnified Party.  The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company and EP Corp., jointly and severally, as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct of such Indemnified Party.

(b)                                 The Company Group’s sole remedy against a Service Provider for breach of this Agreement shall be to offset any fees otherwise payable to such Service Provider by the amount of any Liabilities arising out of or relating to this Agreement or the services to be rendered hereunder, it being understood that any recovery shall be limited to actual damages, and no special, consequential, indirect, or punitive damages shall be allowed. No Indemnified Person shall be liable to the Company Group (i) for any breach hereunder by another Indemnified Person or (ii) for any breach by it, unless such breach constitutes fraud or willful misconduct as determined in a final judgment of a court of competent jurisdiction from which no appeal can be made.

Section 6.                                          Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by internationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Apollo, to:

Apollo Global Securities, LLC

9 West 57th Street

New York, New York 10019

Attention:    Cindy Michel

Telecopier:  (212) 515-3288

with a copy to (which shall not constitute notice):

Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Apollo Commodities Management, L.P. with respect to Series I

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:  John M. Scott

Telecopier: (212) 757-3990

if to Riverstone, to:

c/o Riverstone Holdings LLC

712 Fifth Avenue, 19th Floor

New York, NY 10019

Attention:  Thomas J. Walker

Telecopier: (212) 993-0077

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:  Bruce C. Herzog

Telecopier:  (212) 728-9220

E-mail:  bherzog@willkie.com

if to Access Industries, to:

Access Industries

730 Fifth Avenue

New York, NY 10019

Attention:    General Counsel

Telecopier:  (212) 977-8112

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:  Jeffrey J. Rosen

                  Kevin A. Rinker

Telecopier: (212) 909-6836

if to KNOC, to:

Korea National Oil Corporation

57 Gwanpyeong-ro212beong-gil, Dongan-gu,

Anyang, Gyeonggi-do, Korea 431-711

Attention:    VP of New Ventures Dept.

Telecopier:  +82 31 384 1275

with a copy to (which shall not constitute notice):

Kim & Chang

Seyang building, 223 Naeja-dong, Jongno-gu

Seoul 110-720 Korea

Attention:   Chung-In Anthony Choi

Telecopier: +82 2 3703 1590

if to the Company, EP Corp., or Holdings, to it at:

EP Energy Corporation

1001 Louisiana Street

Houston, TX 77002

Attention:  Marguerite Woung-Chapman

Telecopier:  (713) 997-4099

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:  John M. Scott

Telecopier: (212) 757-3990

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 7.                                          Benefits of Agreement.

This Agreement shall bind and inure to the benefit of the Service Providers, Holdings, the Company, EP Corp., the Indemnified Parties and any successors to or assigns of the Service Providers, Holdings, the Company, EP Corp. and the Indemnified Parties; provided, this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by a Service Provider and; provided, further, that no consent of any party shall be required for any assignment by a Service Provider to an Affiliate of such Service Provider. Upon a Service Provider’s request, the Company shall cause the other members of the Company Group to become parties hereto directly in order to avail themselves of the services hereunder.

Section 8.                                          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto:  (a) agrees that this Agreement involves at least US $100,000.00; (b) agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708(a); (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (f) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by a nationally-recognized courier service to the address set forth below its signature to this Agreement, with such service deemed effective on the fifth day after the date of such mailing; and (g) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto agree that any violation of this Section shall constitute a material breach of this Agreement and shall constitute irreparable harm.

Section 9.                                          Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 10.                                   Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 11.                                   Counterparts.

This Agreement may be executed in counterparts, including via facsimile transmission or PDF copies sent by e-mail, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same document.

Section 12.                                   Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 13.                                   Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.                                   Definitions.

For purposes of this Agreement, the term “Affiliate,” (i) with respect to Apollo, shall include AIF VII Euro Holdings, L.P., Apollo Investment Fund VII, L.P., Apollo Investment Fund (PB) VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Advisors VII, L.P., Apollo Natural Resources Partners, L.P. and each of their respective affiliates (collectively, the “Apollo Funds”), the general partner of each of the Apollo Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons, (ii) with respect to Riverstone, shall include Riverstone V Everest Holdings, L.P. and each of their respective affiliates (collectively, the “Riverstone Funds”), the general partner of each of the Riverstone Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons, (iii) with respect to Access Industries, shall include each Person controlling, controlled by, or under common control with Access Industries and (iv) with respect to KNOC, shall include each Person controlling, controlled by, or under common control with KNOC. Furthermore, for purposes of this Agreement, the term “Person” shall mean an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization or governmental authority (or any department, agency or political subdivision thereof).  The words “include”, “includes” and “including” mean include, includes and including “without limitation”.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EP ENERGY CORPORATION

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Management Fee Agreement

EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.)

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Management Fee Agreement

EPE ACQUISITION, LLC

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Management Fee Agreement

APOLLO MANAGEMENT VII, L.P.
By:	AIF VII Management, LLC
its General Partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Amended & Restated Management Fee Agreement

APOLLO COMMODITIES MANAGEMENT, L.P., WITH RESPECT TO SERIES I
By:	APOLLO COMMODITIES MANAGEMENT GP, LLC, its General Partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Amended & Restated Management Fee Agreement

RIVERSTONE V EVEREST HOLDINGS, L.P.

By:	RIVERSTONE ENERGY PARTNERS V, L.P., its general partner

By:	RIVERSTONE ENERGY GP V, LLC
its general partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Managing Director

Signature Page to Amended & Restated Management Fee Agreement

ACCESS INDUSTRIES, INC.

By:	/s/ Peter Thoren
Name: Peter Thoren
Title: Executive Vice President

By:	/s/ Jared Fertman
Name: Jared Fertman
Title: VP, Associate General Counsel

Signature Page to Amended & Restated Management Fee Agreement

KOREA NATIONAL OIL CORPORATION

By:	/s/ Woo Seok Lee
Name: Woo Seok Lee
Title: Vice President for Production Management
Dept.

Signature Page to Amended & Restated Management Fee Agreement